UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 4, 2011
Date of Report (Date of earliest event reported)

AptarGroup, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11846 (Commission File Number)	36-3853103 (IRS Employer Identification No.)

475 West Terra Cotta Avenue, Suite E, Crystal Lake, Illinois 60014
(Address of principal executive offices)

Registrant’s telephone number, including area code: 815-477-0424.

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure, election or appointment of directors or officers; compensatory arrangements of certain officers.

At the Annual Meeting of Stockholders held on May 4, 2011, the stockholders of AptarGroup, Inc. (the “Company”) approved the Company’s 2011 Stock Awards Plan (the “2011 Plan”), which had been previously approved by the Board of Directors, subject to stockholder approval.

The following paragraphs provide a summary of certain terms of the 2011 Plan. The 2011 Plan is set forth in its entirety as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The 2011 Plan provides for grants of stock options, stock appreciation rights (“SARs”), restricted stock and restricted stock units to employees of the Company, its subsidiaries and other entities in which the Company has a direct or indirect equity interest. The purpose of the plan is to promote the long-term financial interests of the Company and its affiliates by (i) attracting and retaining personnel, (ii) motivating personnel by means of growth-related incentives, (iii) providing competitive incentive compensation opportunities, and (iv) further aligning the interests of participants with those of our stockholders.  The 2011 Plan will be administered by the Compensation Committee.

The 2011 Plan will make 4,400,000 shares of common stock available for grants of stock options, SARs, restricted stock and restricted stock units. Under the 2011 Plan, (i) any shares of common stock that are subject to awards of stock options or SARs will be counted against this limit as one share of common stock for every one share of common stock granted (with the full number of shares of common stock subject to an SAR being counted rather than only the net shares granted), and (ii) any shares of common stock that are subject to awards other than stock options or SARs will be counted against this limit as 3.39 shares of common stock for every one share of common stock granted.

The Board of Directors may amend the 2011 Plan at any time by a resolution adopted by at least 70% of the members of the Board of Directors, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) of the Internal Revenue Code. No amendment may impair the rights of the holder of any outstanding award without his or her consent.

Item 5.07.              Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on May 4, 2011. Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders.

Each of the four directors proposed by the Company for election was elected to serve until the Company’s 2014 Annual Meeting of Stockholders or until his or her successor has been elected and qualified.  The voting results were as follows:

Name	Votes For	Votes Withheld	Broker Non- Votes

George L. Fotiades	57,190,496	543,252	4,091,946

King W. Harris	56,258,725	1,475,023	4,091,946

Peter H. Pfeiffer	56,587,090	1,146,658	4,091,946

Dr. Joanne C. Smith	56,442,482	1,291,266	4,091,946

Stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers.  The voting results were as follows:

For	Against	Abstain	Broker Non-Votes

53,880,158	3,469,577	384,013	4,091,946

Stockholders approved, on advisory basis, the holding of an advisory vote every year on compensation of the Company’s named executive officers.  The voting results were as follows:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes

49,714,316	130,358	7,467,331	421,743	4,091,946

Based on these results, the Board of Directors has determined that the Company will hold an advisory vote on compensation of the Company’s executive officers every year.

Stockholders approved the Company’s 2011 Stock Awards Plan.  The voting results were as follows:

For	Against	Abstain	Broker Non-Votes

47,128,300	10,181,028	424,420	4,091,946

Stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.  The voting results were as follows:

For	Against	Abstain

59,501,994	2,265,243	58,457

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

10.1         AptarGroup, Inc. 2011 Stock Awards Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AptarGroup, Inc.

Date: May 10, 2011	By:	/s/ Stephen J. Hagge
Stephen J. Hagge
Executive Vice President and Chief Operating Officer

Exhibit Index

10.1             AptarGroup, Inc. 2011 Stock Awards Plan